                                                                       EXHIBIT 1


--------------------------------------------------------------------------------


                             GENERAL SCANNING INC.

                                      AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                AS RIGHTS AGENT


                                RIGHTS AGREEMENT

                            DATED AS OF MAY 1, 1997


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----

Section 1.     Certain Definitions................................     1

Section 2.     Appointment of Rights Agent........................     5

Section 3.     Issue of Rights Certificates.......................     6

Section 4.     Form of Rights Certificates........................     8

Section 5.     Countersignature and Registration..................     9

Section 6.     Transfer, Split-Up, Combination and Exchange of
               Rights Certificates; Mutilated, Destroyed, Lost or
               Stolen Rights Certificates.........................     9

Section 7.     Exercise of Rights; Purchase Price; Expiration
               Date of Rights.....................................    10

Section 8.     Cancellation and Destruction of Rights
               Certificates.......................................    12

Section 9.     Reservation and Availability of Preferred Shares...    12

Section 10.    Preferred Shares Record Date.......................    14

Section 11.    Adjustment of Purchase Price, Number
               and Kind of Shares or Number of Rights.............    14

Section 12.    Certificate of Adjusted Purchase Price or Number
               of Shares..........................................    23

Section 13.    Consolidation, Merger or Sale or Transfer
               of Assets or Earning Power of the Company..........    24

Section 14.    Additional Covenants...............................    27

Section 15.    Fractional Rights and Fractional Shares............    27

Section 16.    Rights of Action...................................    29

Section 17.    Agreement of Rights Holders........................    29


                                                                    Page
                                                                    ----

Section 18.    Rights Certificate Holder Not Deemed a Stockholder.    30

Section 19.    Concerning the Rights Agent........................    30

Section 20.    Merger or Consolidation or Change of
               Name of Rights Agent...............................    31

Section 21.    Duties of Rights Agent.............................    31

Section 22.    Change of Rights Agent.............................    33

Section 23.    Issuance of New Rights Certificates................    34

Section 24.    Redemption.........................................    34

Section 25.    Exchange...........................................    36

Section 26.    Notice of Certain Events...........................    38

Section 27.    Notices............................................    39

Section 28.    Supplements and Amendments.........................    39

Section 29.    Determination and Actions by the
               Board of Directors, Etc............................    40

Section 30.    Successors.........................................    41

Section 31.    Benefits of this Agreement.........................    41

Section 32.    Severability.......................................    41

Section 33.    Governing Law......................................    41

Section 34.    Counterparts.......................................    41

Section 35.    Descriptive Headings...............................    41

Signatures........................................................    42

Exhibit A -   Form of Certificate of Vote of Directors Establishing a Series
              of a Class of Stock

Exhibit B -   Form of Rights Certificate

Exhibit C -   Summary of Rights to Purchase Preferred Shares

     RIGHTS AGREEMENT, dated as of May 1, 1997, between GENERAL SCANNING INC., a Massachusetts corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST
                                -------
COMPANY, a transfer agent registered under the Exchange Act (the "Rights
                                                                  ------
Agent").
-----

     WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one preferred share purchase right (a "Right") for
                                                                  -----
each Common Share (as hereinafter defined) of the Company outstanding as of the close of business on May 1, 1997 (the "Record Date"), each Right representing
                                       ------ ----
the right to purchase one ten-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and in addition has authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined);

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     SECTION 1.  CERTAIN DEFINITIONS.  For purposes of this Agreement, the
                 -------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is
               ----------------
hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding securities of the Company organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan, or any Beneficial Owner holding 20% or more of the Common Shares of the Company on the Record Date so long as such Beneficial Owner does not (either individually or together with any Affiliates or Associates) acquire additional Common Shares representing more than 1% of the total outstanding Common Shares on the Record Date. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if
                                                      --------  -------
a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the

Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person".

          (b) "Adjusted Shares" shall have the meaning set forth in Section
               ---------------
11(a).

          (c) "Affiliate" and "Associate" shall have the respective meanings
               ---------       ---------
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

          (d) A Person shall be deemed the "Beneficial Owner" of and shall be
                                            ---------- -----
deemed to "beneficially own" any securities:

               (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be
                                   --------  -------
deemed the "Beneficial Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or
(C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to
Section 3(a) or Section 23 hereof (the "Original Rights") or pursuant to Section
                                        -------- ------
11(i) hereof in connection with an adjustment made with respect to any Original Rights;

               (iii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial
         --------  -------
Owner" of, or to "beneficially own", any security under this subparagraph (iii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iv) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (iii) of this paragraph (d)) or disposing of any voting securities of the Company or any securities exerciseable for or convertible into voting securities of the Company;

provided, however, that nothing in this paragraph (d) shall cause a Person
--------
engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own", any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (e) "Business Day" shall mean any day other than a Saturday, a Sunday,
               -------- ---
or a day on which banking institutions in the state of the principal office of the Rights Agent are authorized or obligated by law or executive order to close.

          (f) "Close of Business" on any given date shall mean 5:00 P.M., local
               ----- -- --------
time in the state of the principal office of the Rights Agent, on such date;

provided, however, that if such date is not a Business Day it shall mean 5:00
--------  -------
P.M., local time in the state of the principal office of the Rights Agent, on the next succeeding Business Day.

          (g) "Common Shares" when used with reference to the Company shall mean
               ------ ------
the shares of common stock, par value $.01 per share, of the Company.  "Common
                                                                        ------
Shares" when used with reference to any Person other than the Company shall mean
------
the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such other Person or, if such other Person is a Subsidiary of another Person, of the Person or Persons which ultimately control such first-mentioned Person and which have issued and outstanding such capital stock, equity securities or equity interests.

          (h) "Continuing Director" shall mean any director (not including
               ---------- --------
honorary directors) of the Company who (i) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on the date hereof or (B) nominated for his or her initial term of office by (x) at least one Continuing Director and
(y) a majority of the Continuing Directors in office at the time of such nomination.

          (i) "Current Value" shall have the meaning set forth in Section 11(a).
               -------------

          (j) "Distribution Date" shall have the meaning set forth in Section 3
               ------------ ----
hereof.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (l) "Exchange Ratio" shall have the meaning set forth in Section
               --------------
25(a).

          (m) "Expiration Date" shall have the meaning set forth in Section 7
               ---------- ----
hereof.

          (n) "Final Expiration Date" shall have the meaning set forth in
               ----- ---------- ----
Section 7 hereof.

          (o) "Person" shall mean any individual, firm, corporation,
               ------
partnership, limited liability company, business trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (p) "Preferred Shares" shall mean shares of Series A Junior
               --------- ------
Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Vote of Directors Establishing a Series of a Class of Stock attached to this Agreement as Exhibit A.
   ------- -

          (q) "Principal Party" shall have the meaning set forth in Section 13
               ---------------
hereof.

          (r) "Purchase Price" shall have the meaning set forth in Section 4,
               --------------
subject to Section 11(a) hereof.

          (s) "Record Date" shall mean May 1, 1997.
               -----------

          (t) "Redemption Date" shall have the meaning set forth in Section 7
               ---------- ----
hereof.

          (u) "Redemption Price" shall have the meaning set forth in Section 24
               ----------------
hereof.

          (v) "Rights Certificates" shall have the meaning set forth in Section
               -------------------
3(a) hereof.

          (w) "Section 11(a)(ii) Event" shall mean any event described in
               ----------------- -----
Section 11(a)(ii) hereof.

          (x) "Section 13 Event" shall mean any event described in clauses (x),
               ---------- -----
(y) or (z) of Section 13(a) hereof.

          (y) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth
               ------------------------------
in Section 11(a)(iii) hereof.

          (z) "Shares Acquisition Date" shall mean the first date of public
               ------ ----------- ----
announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (aa) "Spread" shall have the meaning set forth in Section 11(a)
                ------
hereof.

          (bb) "Subsidiary" of any Person shall mean any corporation or other
                ----------
entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

          (cc) "Substitution Period" shall have the meaning set forth in Section
                -------------------
11(a) hereof.

          (dd) "Summary of Rights" shall have the meaning set forth in Section
                -----------------
3(b) hereof.

          (ee) "Trading Day" shall have the meaning set forth in Section
                -----------
11(d)(i) hereof.

          (ff) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
                ---------- -----
Section 13 Event.

     SECTION 2.  APPOINTMENT OF RIGHTS AGENT.  The Company hereby appoints the
                 ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

     SECTION 3.  ISSUE OF RIGHTS CERTIFICATES.
                 ----------------------------

          (a)  Until the earliest of:

               (i) the close of business on the tenth Business Day after the Shares Acquisition Date; or

               (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earliest of such dates being herein referred to as the "Distribution Date"):
        ------------ ----

                    (x)  no right may be exercised;

                    (y) the Rights shall be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for Rights) and not by separate certificates; and

                    (z) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Shares. As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company shall send or cause to be sent (and the Rights Agent shall, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each
---------              -------------------
Common Share so held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

          (b) On the Record Date, or as soon as practicable thereafter, the Company shall send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by
                             ------- -              ------- -- ------
first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights shall be evidenced by such certificates for Common Shares registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

          (c) Certificates issued for Common Shares (including, without limitation, certificates issued upon transfer or exchange of Common Shares) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall be deemed also to be certificates for Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between General Scanning Inc. and American Stock Transfer & Trust Company dated as of May 1, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by
     ------- ---------
     reference and a copy of which is on file at the principal executive offices of General Scanning Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. General Scanning Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void."

With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     SECTION 4.  FORM OF RIGHTS CERTIFICATES.
                 ---------------------------

          (a) The Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially the same as Exhibit B hereto and may have such marks of
                          ------- -
identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 23 hereof, the Rights Certificates shall entitle the holders thereof to purchase such number of one ten-thousandths of a Preferred Share as shall be set forth therein at the price per one ten-thousandth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one ten-thousandths
                    -------- -----
of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 23 hereof that represents Rights that the Company knows are beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or
(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Directors of the Company then in office determine is part of any oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     "The Rights represented by this Certificate were issued to a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Certificate and the Rights represented hereby may be or become null and void in the circumstances specified in
     Section 7(e) of the Rights Agreement."

     The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

     SECTION 5.  COUNTERSIGNATURE AND REGISTRATION.  The Rights Certificates
                 ---------------------------------
shall be executed on behalf of the Company by the Chairman, the President, any Executive Vice President, or the Treasurer of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Clerk or an Assistant Clerk of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     SECTION 6.  TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS
                 ------------------------------------------------------
CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.  Subject
----------------------------------------------------------------------
to the provisions of Sections 4(b), 7(e) and 15 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split-up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a Preferred Share as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     SECTION 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.
                 -------------------------------------------------------------

          (a) Subject to subsection (e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one ten-thousandth of a Preferred Share (or such other number of Preferred Shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on May 1, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are
           ----- ---------- ----
redeemed as provided in Section 24 hereof (the "Redemption Date"), or (iii) the
                                                ---------------
time at which such Rights are exchanged as provided in Section 25 hereof (such earliest time being herein referred to as the "Expiration Date").
                                               ---------- ----

          (b) The Purchase Price for each one ten-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $70, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof in cash or by certified check, cashier's check or money order or bank draft paid or payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon conversion of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one ten-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company pursuant to Section 11(a), the Company shall make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Directors of the Company then in office determine is part of any oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations hereunder with respect to an Acquiring Person or the Affiliates, Associates or transferees of an Acquiring Person.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.  All
                 ---------------------------------------------------
Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     SECTION 9.  RESERVATION AND AVAILABILITY OF PREFERRED SHARES.
                 ------------------------------------------------

          (a) The Company covenants and agrees that it shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares (or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 of this Agreement.

          (b) The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all Preferred Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (c) The Company further covenants and agrees that it shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares or other securities in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares or other securities upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

          (d) If then required by applicable law, the Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of l933, as amended (the

"Securities Act"), with respect to the securities purchasable upon exercise of
----------- ---
the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act and the rules and regulations thereunder) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company will also take such action as may be appropriate under the securities laws of the various states. The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

          (e) If at the time the Rights become exercisable, the then outstanding Common Shares are listed on any national or regional securities exchange or are quoted on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any successor thereto or other
                    ------
comparable quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares (and, following the occurrence of a Triggering Event, other securities) reserved for issuance upon such exercise to be quoted on such system or listed on such exchange, as the case may be.

     SECTION 10.  PREFERRED SHARES RECORD DATE.  Each Person in whose name any
                  ----------------------------
certificate for Preferred Shares (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such
                                     --------  -------
surrender and payment is a date upon which the transfer books of the Company for such Preferred Shares (or other securities) are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for such Preferred Shares (or other securities) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     SECTION 11.  ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR
                  ----------------------------------------------------------
NUMBER OF RIGHTS.  The Purchase Price, the number and kind of shares covered by
----------------
each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to
                  --------  -------
be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

     (ii) Subject to Section 25 of this Agreement, in the event:

          (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the Shares Acquisition Date, directly or indirectly:

          (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company or other equity securities of the Company shall remain outstanding;

          (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for Common Shares, for shares of other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company (Common Shares or otherwise) or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata distribution to all holders
                                            --- ----
of Common Shares);

          (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of assets in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a Section 13 Event;

          (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of assets having an aggregate fair market value of more than $5,000,000 in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of the Company's Subsidiaries (other than incidental to the lines of business, if any, engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate), other than pursuant to a Section 13 Event;

          (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices; or

          (6) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans (other than in the ordinary course of business), advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

          (B) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any entity holding securities of the Company organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become an Acquiring Person; or

          (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries beneficially owned by any Acquiring Person or any Affiliate or Associate thereof;

then, and in each such case, proper provision shall promptly be made so that, following the Distribution Date, each holder of a Right, except as provided in
Section 7(e) hereof, shall have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this
                    -------- -----
Agreement) by 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares, the "Adjustment Shares"); provided,
                                              ---------- ------    --------
however, that if the transaction that would otherwise give rise to the foregoing
-------
adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

          (iii) In the event that the number of Common Shares that are authorized by the Company's Restated Articles of Organization, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall:

          (A) determine the excess of the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over the Purchase
                                            ------- -----
Price (such excess, the "Spread"); and
                         ------

          (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price:

                   (1)  cash;

                   (2) a reduction in the Purchase Price;

                   (3) Common Shares of the same or a different class or other equity securities of the Company (including, without limitation, preferred shares or units of preferred shares that at least two-thirds of the Continuing Directors in office at the time have deemed (based, among other things, on the dividend and liquidation rights of such preferred shares) to have substantially the same economic value as Common Shares (such preferred shares, hereinafter referred to as "common shares equivalents"));
                ------ ------ -----------

                   (4)  debt securities of the Company;

                   (5)  other assets, or

                   (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by at least two-thirds of the Continuing Directors in office at the time after considering the advice of a competent investment banking firm selected by the Board of Directors of the Company;

provided, however, if the Company shall have not made adequate provision to
--------  -------
deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 24(b) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii)
                                                           ------- ---------
Trigger Date"), then the
------- ----

Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some
 ------------ ------
action need be taken pursuant to the first and/or second sentences of this
Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. The Company shall make a public announcement when the exercisability of the Rights has been temporarily suspended, and again when such suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any "common share equivalent" shall be deemed to have the same value as the Common Shares on such date.

          (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same or more favorable rights, privileges and preferences as the Preferred Shares ("equivalent
                                                             ----------
preferred shares")) or securities convertible into Preferred Shares or
--------- ------
equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in
Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to
              --------  -------
be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) If the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets, cash or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to
                  --------  -------
be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current per share
                                                              ------- --- -----
market price" of any security (a "Security" for the purpose of this Section
------ -----                      --------
11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however,
                                                             --------  -------
that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall
                                                             ------- ---
mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current per
                                                                  ------- ---
share market price" of the Preferred Shares shall be determined in accordance
----- ------ -----
with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by ten thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section
       --------  -------
11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), (e), (h) through (k) and (m) and the provisions of Sections 7, 9, 10, 13, 14 and 15 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a Preferred Share (calculated to the nearest one ten-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one ten-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one ten-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.
The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one ten-thousandths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one ten-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided,
                                                                       --------
however, that the Company shall deliver to such holder a due bill or other
-------
appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

          (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares,
(iii) combine the outstanding Common Shares into a smaller number of shares or
(iv) issue any of its shares of capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), then in any such case, (A) the number of Rights associated with each Common Share or other such shares then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share or other such shares following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights (which may be represented by the certificate representing the underlying Common Shares in accordance with Section
3) which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or reclassification is effected.

     SECTION 12.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.
                  ----------------------------------------------------------
Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with
Section 27 hereof.  The Rights

Agent may rely on such certificate without further inquiry and may assume that no such adjustment has been made unless and until it shall have received such certificate.

     SECTION 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING
                  --------------------------------------------------------------
POWER OF THE COMPANY.
--------------------

          (a) In the event that, following the Shares Acquisition Date, directly or indirectly:

          (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 14(b) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger;

          (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 14(b) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

          (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than to the Company or one or more of its Subsidiaries in one or more transactions, each of which complies with Section 14(b) hereof), then, and in each such case, proper provision shall be made so that:

          (i) following the Distribution Date, each holder of a Right, subject to Section 7(e), shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of freely tradeable Common Shares of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by:

          (1) multiplying the then current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence); and

          (2) dividing that product (which, following the first occurrence of a
Section 13 Event, shall be referred to as the "Purchase Price" for each Right
                                               -------- -----
and for all purposes of this Agreement) by 50% of the current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event;

          (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

          (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply to such Principal Party; and

          (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

          (b)  "Principal Party" shall mean
                --------- -----

          (i) in the case of any transaction described in (x) or (y) of the first sentence of paragraph (a) of this Section 13, the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger of consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

          (ii) in the case of any transaction described in (z) of the first sentence of paragraph (a) of this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case (1) if the Common Shares of such Person
--------  -------
are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, or

Affiliate of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (l) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section l3 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable after the date of any Section 13 Event, the Principal Party at its own expense shall:

          (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon the exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

          (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities laws of such jurisdictions as may be necessary or appropriate;

          (iii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

          (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable solely in the manner described in paragraph (a) of this Section 13.

     SECTION 14.  ADDITIONAL COVENANTS.
                  --------------------

          (a) The Company covenants and agrees that it shall not at any time after the Distribution Date (i) consolidate with, (ii) merge with or into, or
(iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person if at the time of or after such consolidation, merger or sale there are any charter or by-law provisions or any rights, warrants or other instruments outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

          (b) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 24, Section 25 or Section 28 hereof, take any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     SECTION 15.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
                  ---------------------------------------

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(n), or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the

Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one ten-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of
                --------
such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one ten-thousandth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 15(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Common Shares upon the exercise of a Right, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share. For purposes of this
Section 15(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     SECTION 16.  RIGHTS OF ACTION.  Excepting the rights of action given to the
                  ----------------
Rights Agent under Section 19 hereof, all rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), subject to Section 7(e), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     SECTION 17.  AGREEMENT OF RIGHTS HOLDERS.  Every holder of a Right, by
                  ---------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c) subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided,
                                                                     --------
however, the Company must use its best efforts to have any such order, decree or
-------
ruling lifted or otherwise overturned as soon as possible.

     SECTION 18.  RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.  No
                  --------------------------------------------------
holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     SECTION 19.  CONCERNING THE RIGHTS AGENT.  The Company agrees to pay to the
                  ---------------------------
Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

     The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Preferred Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     SECTION 20.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
                  ---------------------------------------------------------
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     SECTION 21.  DUTIES OF RIGHTS AGENT.  The Rights Agent undertakes the
                  ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter

(including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman, the President, any Executive Vice President, any Vice President, the Treasurer or the Clerk of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or for the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 12 describing any such adjustment); nor shall it be responsible for any determination by the Board of Directors of the Company of the current market value of the Rights or Preferred Shares or Common Shares; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman, the President, any Executive Vice President, any Vice President, the Clerk or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     SECTION 22.  CHANGE OF RIGHTS AGENT.  The Rights Agent or any successor
                  ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail at the expense of the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state of the United States so long as such corporation is in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     SECTION 23.  ISSUANCE OF NEW RIGHTS CERTIFICATES.  Notwithstanding any of
                  -----------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

     SECTION 24.  REDEMPTION.
                  ----------

          (a) The Rights may be redeemed by action of the Board of Directors pursuant to paragraph (b) of this Section 24 or by action of the Continuing Directors pursuant to paragraph (c) of this Section 24, and shall not be redeemed in any other manner, except as provided by Section 32.

          (b) The Board of Directors of the Company may, at its option, at any time prior to the earliest of (x) the close of business on the tenth day following a Shares Acquisition Date, or (y) 5:00 p.m., Boston local time, on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the

"Redemption Price"); provided, however, if the Board of Directors of the Company
----------- -----    --------  -------
authorizes redemption of the Rights in either of the circumstances set forth in the following clauses (i) and (ii) of this proviso, then there must be Continuing Directors then in office and such authorization shall require the concurrence of at least two-thirds of such Continuing Directors: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person or (ii) such authorization occurs on or after the date of a change (resulting from one or more proxy or consent solicitations) in a majority of the directors in office at the commencement of such solicitations if any Person who is a participant in such solicitations has stated (or, if upon the commencement of such solicitations, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would cause the occurrence of a Triggering Event. The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

          (c) In addition to the right of redemption reserved in Section 24(b), the Continuing Directors then in office may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Shares Acquisition Date but prior to any event described in Section 11(a)(ii)(A) or (C) or Section 13(a), at their option, upon the affirmative vote or written consent of not less than two-thirds of such Continuing Directors,

          (i) if:

              (A) an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event or the Company (with the approval of at least two-thirds of Continuing Directors) shall have issued additional equity securities, in either instance such that such Person is thereafter a Beneficial Owner of less than 10% of the outstanding Common Shares; and

              (B) there is no other Acquiring Person immediately following the occurrence of the event described in clause (A); or

          (ii) in connection with any Section 13(a) Event in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any Acquiring Person, Affiliate or Associate.

Any redemption of the Rights by the Continuing Directors may be made effective at such time, on such basis and with such conditions as the Continuing Directors in their sole discretion may establish.

          (d) Immediately upon the action of the Board of Directors or the Continuing Directors, as the case may be, of the Company ordering the redemption of the Rights pursuant to paragraph (b) or paragraph (c) of this Section 24, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to
                                      --------  -------
give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action ordering the redemption of the Rights pursuant to paragraph (b) or (c), as the case may be, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price of the Common Shares as of the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption under Section 24(b) has expired.

     SECTION 25.  EXCHANGE.
                  --------

          (a) The Continuing Directors then in office may, at their option, upon the affirmative vote or written consent of not less than two-thirds of such Continuing Directors, at any time after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Continuing
           -------- -----
Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Continuing Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 25 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided,
                                                                --------
however, that the failure to give, or any defect in, such notice shall not
-------
affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 25, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one ten-thousandth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

          (d) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 25, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common

Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 25.

     SECTION 26.  NOTICE OF CERTAIN EVENTS.
                  ------------------------

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding-up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding-up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

          (b) In case any Section 11(a)(ii) Event shall occur, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of

Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares or, if appropriate, other securities.

     SECTION 27.  NOTICES.  Notices or demands authorized by this Agreement to
                  -------
be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          General Scanning Inc.
          500 Arsenal Street
          Watertown, MA  02172
          Attention:  President

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          American Stock Transfer & Trust Company
          40 Wall Street
          New York, NY  10005
          Attention:  Carlos Pinto

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate or certificate representing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 28.  SUPPLEMENTS AND AMENDMENTS.  Prior to the Distribution Date
                  --------------------------
and subject to the penultimate sentence of this Section 28, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 28, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) or (ii) of the proviso to Section 24(b) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of at least two-thirds of such Continuing Directors), or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be
                                   --------
supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this
Section 28, the Rights Agent shall execute such supplement or amendment unless the Right Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of ten-thousandths of a Preferred Share for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     SECTION 29.  DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.  For
                  ---------------------------------------------------------
all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(l)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. Except for those powers specifically granted in this Agreement to the Continuing Directors, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations and any actions, calculations, interpretations and determinations by the Continuing Directors with respect to the powers granted to them under this Agreement (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board or by the Continuing Directors, as the case may be, in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the

Rights Certificates and all other parties, and (y) not subject the Board or any Director to any liability to the holders of the Rights Certificates.

     SECTION 30.  SUCCESSORS.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 31.  BENEFITS OF THIS AGREEMENT.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Shares).

     SECTION 32.  SEVERABILITY.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the
--------  -------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 24(b) hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

     SECTION 33.  GOVERNING LAW.  This Agreement and each Rights Certificate
                  -------------
issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     SECTION 34.  COUNTERPARTS.  This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 35.  DESCRIPTIVE HEADINGS.  Descriptive headings of the several
                  --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, as an instrument under seal, all as of the day and year first above written.

                              GENERAL SCANNING INC.
Attest:


     Victor H. Woolley             Charles D. Winston
By:  ____________________     By:  ______________________________
     Title: Clerk                  Charles D. Winston
                                   President and Chief Executive Officer



                              AMERICAN STOCK TRANSFER &
                              TRUST COMPANY
Attest:


     Carlos Pinto                  Herbert Lemmer
By:  ____________________     By:  ______________________________
     Title: Vice President         Title: Vice President

                                                                   Exhibit  A to
                                                                Rights Agreement
                                                                ----------------

                             GENERAL SCANNING INC.

                               CONTINUATION PAGES
                                       TO
                        CERTIFICATE OF VOTE OF DIRECTORS
                   ESTABLISHING A SERIES OF A CLASS OF STOCK

     VOTED: That, pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of Article IV B of the Corporation's Restated Articles of Organization, the Board hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred
                                                                    ---------
Stock"), of the Corporation and hereby states the designation and number of
-----
shares, and fixes the preferences, voting powers, qualifications and special or relative rights or privileges thereof, as follows:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A
                                                                    --------
Preferred Stock") and the number of shares constituting the Series A Preferred
---------------
Stock shall be 3,000. Such number of shares may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the
                                --------
number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation.

     Section 2.  Dividends and Distributions.
                 ---------------------------

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value per share (the "Common Stock"), of the Corporation, and of any other junior stock,
            ------------
shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"),
                                         -------------------------------
commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-
                                                           --------
by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series A Preferred
                 -------------
Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Vote of Directors establishing a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.
            --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                 -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Restated Articles of Organization or in any other Certificate of Vote of Directors establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation,
                 --------------------------------------
dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment;

provided that the holders of shares of Series A Preferred Stock shall be
-------------
entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                 ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A Preferred Stock shall
                 -------------
not be redeemable.

     Section 9.  Rank.  The Series A Preferred Stock shall rank, with respect to
                 ----
the payment of dividends and the distribution of assets, junior to all other series of the Corporation's preferred stock, unless the terms of any such series shall provide otherwise.

     Section 10.  Amendment.  The Restated Articles of Organization, as amended,
                  ---------
of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class; it being understood that nothing in this Section 10 shall be deemed to restrict the Corporation from designating additional shares of Series A Preferred Stock if the Board of Directors determines that it is necessary to do so in order to achieve the purposes of the Rights Agreement, dated May 1, 1997 between the Corporation and American Stock Transfer & Trust Company.

     Section 11.  Fractional Shares.  Series A Preferred Stock may be issued in
                  -----------------
fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                                                    Exhibit B to
                                                                Rights Agreement
                                                                ----------------


                           Form of Rights Certificate


CERTIFICATE NO. R  ________                        ______ RIGHTS


NOT EXERCISABLE AFTER MAY 1, 2007 OR AFTER EARLIER REDEMPTION OR EXCHANGE BY THE COMPANY. THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

[THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]/1/



                              RIGHTS CERTIFICATE

                             GENERAL SCANNING INC.

     This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 1, 1997 (the "Rights Agreement"), between GENERAL
                                         ----------------
SCANNING INC., a Massachusetts corporation (the "Company"), and AMERICAN STOCK
                                                 -------
TRANSFER & TRUST COMPANY (the "Rights Agent"), to purchase from the Company at
                               ------------
any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Boston time, on May 1, 2007 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent designated for such purpose, one ten-thousandth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of
                     ----------------
$70 per one ten-thousandth of a Preferred Share (the "Purchase Price"), upon
                                                      --------------
presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one ten-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above,

/1/  The portion of the levend in brackets shall be inserted only if applicable.

are the number and Purchase Price as of May 1, 1997, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one ten-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part by the Company at its option for Preferred Shares or shares of the Company's Common Stock, par value $.01 per share.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, 19__.

ATTEST:                             GENERAL SCANNING INC.


_______________________________     By:  ______________________
                                         President

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY


By:  ____________________________
      Authorized Signature

                   Form of Reverse Side of Rights Certificate


                               FORM OF ASSIGNMENT
                               ------------------


                (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)


     FOR VALUE RECEIVED ____________________________________________
hereby sells, assigns and transfers unto _____________________________________
__________________________________________________________________________
                 (Please print name and address of transferee)
__________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:  _________________, 19__

                                    ________________________________
                                    Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

                            Assignment Certification
                            ------------------------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (l) The Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rate Agreement);

     (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  __________________, 19      ________________________________
                                    Signature
--------------------------------------------------------------------------------

                                     Notice
                                     ------

     The signatures to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

--------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                       exercise the Rights Certificate.)


To:  GENERAL SCANNING INC.

     The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or such other securities of the Company or of any other person) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:  __________________________

__________________________________________________________________________
                        (Please print name and address)
__________________________________________________________________________

If the above number of Rights shall not be all the Rights evidenced by this Rights Certificate, then a new Rights Certificate for the balance remaining of such Rights shall be registered and returned to the undersigned, unless the undersigned requests that the Rights Certificate for the balance be registered in the name of and delivered to:

Please insert social security
or other identifying number:  ________________________
__________________________________________________________________________

                        (Please print name and address)
__________________________________________________________________________

Dated:  ___________________, 19__


                                    ________________________________
                                    Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

                             Election Certification
                             ----------------------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (l) The Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised, sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________, l9__       ________________________________
                                    Signature

--------------------------------------------------------------------------------

                                     NOTICE
                                     ------

     The signatures in the foregoing Election to Purchase and Certification must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Assignment or the Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                      Exhibit  C
                                                             to Rights Agreement
                                                             -------------------



                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES



     On April 30, 1997, the Board of Directors of GENERAL SCANNING INC., a Massachusetts corporation (the "Company"), declared a dividend distribution of
                                -------
one preferred share purchase right (a "Right") for each outstanding share of
                                       -----
common stock, par value $.01 per share (the "Common Shares"), of the Company.
                                             -------------
The dividend is payable on May 1, 1997 (the "Record Date") to the stockholders
                                             ----------
of record on that date. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $70
                           ----------------
per one ten-thousandth of a Preferred Share (the "Purchase Price"), subject to
                                                  --------------
adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and AMERICAN STOCK
                ----------------
TRANSFER & TRUST COMPANY, as Rights Agent (the "Rights Agent").
                                                ------------

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights certificates will be distributed. Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person", which does not include the Company, any subsidiary of
     ----------------
the Company, any employee benefit plan of the Company or any subsidiary of the Company, an entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan, or any beneficial owner holding 20% or more of the Company's Common Shares on the Record Date so long as such beneficial owner does not acquire additional Common Shares representing more than 1% of the total outstanding Common Shares on the Record Date) have acquired beneficial ownership of 20% or more of the outstanding Common Shares (the date of such an announcement being a "Shares Acquisition Date"), or (ii) 10 business days (or
                      -----------------------
such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares (the earliest of such dates being called the "Distribution Date"), the Rights
                                              -----------------
will be
evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to
                                     -------------------
holders of record of the Common Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on May 1, 2007 (the "Final Expiration Date"), unless the Rights are
                                 ---------------------
earlier redeemed by the Company, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one ten-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $10,000 per share but will be entitled to an aggregate payment of 10,000 times the payment made per Common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a Preferred Share purchasable upon exercise of each Right is intended to approximate the value of one Common Share.

     In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Shares are exchanged or changed, or 50% or more of the Company's consolidated assets or earning power are sold (in one transaction or a series of transactions), proper provision will be made so that each holder of a Right, other than an Acquiring Person, will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right.

     In the event that (i) any person becomes an Acquiring Person, (ii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by any Acquiring Person, will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

     Upon occurrence of any of the events described in the two immediately
     ---------------------------------------------------------------------
preceding paragraphs, any Rights that are, or (under certain circumstances
--------------------------------------------------------------------------
specified
---------
in the Rights Agreement) were, beneficially owned by any Acquiring
------------------------------------------------------------------
Person shall immediately become null and void.
---------------------------------------------

     At any time after the occurrence of any such event and prior to the acquisition by any person or group of 50% or more of the outstanding Common Shares, the Continuing Directors (as defined below) may exchange the Rights (other than Rights owned by an Acquiring Person and certain related persons which have become void), in whole or in part, at an exchange ratio of one Common Share, or one ten-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier of (i) the tenth day after a Shares Acquisition Date, or (ii) the expiration of the Rights, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Under certain circumstances set forth in the Rights
      ----------------
Agreement, such a redemption would require the concurrence of the Company's

"Continuing Directors", that is, any director who is not an Acquiring Person or
---------------------
an affiliate or associate of an Acquiring Person and who was in office prior to the date of the Rights Agreement or subsequently nominated by a majority of the Continuing Directors. Thereafter, the Rights may only be redeemed by the Continuing Directors in whole, but not in part, at the Redemption Price, (a) under certain circumstances described in the Rights Agreement involving a disposition of Common Shares by the Acquiring Person such that the Acquiring Person's common share ownership is reduced to 10% or less, or (b) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person and satisfying certain other conditions. The redemption of the rights may be made effective at such time on such basis and with such conditions as the Board of Directors or the Continuing Directors, as the case may be, in their sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution
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                                      -61-

Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.